UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

Bloom HoldCo LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56556	82-4706208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PMBS 1387, 1000 Brickell Avenue, Suite 715

Miami, FL 33131

(Address of principal executive offices, including zip code)

(850) 660-7301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On November 1, 2024, Ryan D. Faber, Jesse J. Leimgruber, John C. Backus III and Alain P. Meier (the “Founder Sellers”) and Virtual Assets Lab AG, a Swiss company limited by shares (the “Purchaser”) entered into and consummated a share purchase agreement (the “Share Purchase Agreement”), pursuant to which the Purchaser acquired all of the Company’s outstanding voting and nonvoting limited liability company units (such acquisition, the “Transaction”).

The consideration in the Transaction, which is being delivered, subject to certain escrows that among other things support the Company’s compliance with its reporting obligations, by wire transfer of immediately available funds consists of (i) (a) $20.4 million, which is the total amount of cash and cash equivalents held by the Company as of 8:00 a.m. EST on November 1, 2024, plus (b) $2.8 million in connection with Mr. Leimgruber’s repayment (using funds he otherwise would have received as a Founder Seller) of the previously disclosed promissory note agreement dated July 18, 2022, pursuant to which the Company loaned to Mr. Leimgruber an aggregate principal amount of $2.6 million at an interest rate of 3.17% per annum, compounded monthly; and (ii) rights to certain additional consideration, summarized below, in accordance with a contingent consideration side letter entered into on November 1, 2024 by and among the Founder Sellers and the Purchaser (the “Contingent Consideration Side Letter”).

The Share Purchase Agreement contains customary representations, warranties, indemnities, escrows and covenants of the Purchaser and the Founder Sellers. The parties have agreed to indemnify each other for certain breaches of representations, warranties and covenants.

In accordance with the Contingent Consideration Side Letter, subject to certain adjustments, the Purchaser agreed to pay to the Sellers a five percent contingent payment in cash on all Revenue earned from the sale, licensing or use of the Company’s Technology (as such terms are defined in the Contingent Consideration Side Letter) by the Purchaser or its affiliates. The terms of the Contingent Consideration Side Letter commenced on October 31, 2024, and expire on the earlier of (i) the date that is five years from October 31, 2024 or (ii) the date that is two years from October 31, 2024 if the Sellers’ Representative (as such term is defined therein) determines that the Purchaser has not taken Reasonable Steps (as such term is defined therein) to utilize the Technology as part of its commercial offerings. In addition, if the Purchaser fails to take Reasonable Steps or engages in uncured Events of Default (as such terms are defined in the Contingent Consideration Side Letter), the Company’s Technology automatically reverts to the Sellers. Contingent payments shall be paid annually, commencing on the one year anniversary of October 31, 2024 and on each anniversary thereafter, through the term of the Contingent Consideration Side Letter.

The descriptions of the Share Purchase Agreement and the Contingent Consideration Side Letter set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement and the Contingent Consideration Side Letter, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The Share Purchase Agreement, Contingent Consideration Side Letter and the above description have been included to provide investors with information regarding the terms of those agreements. Neither the Share Purchase Agreement nor the Contingent Consideration Side Letter is intended to provide any other factual information about the Company or any other parties to those agreements or their respective affiliates or equityholders. The representations, warranties and covenants contained in these agreements were made only for the purposes of the those agreements and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Share Purchase Agreement or the Contingent Consideration Side Letter as statements of factual information.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Share Purchase Agreement, the parties thereto agreed that the Company will continue paying the salaries and maintain all other benefits (including, without limitation, the Company’s 401(k) plan) through December 31, 2024 for Mr. Faber, Mr. Mullins and Ms. Bushard, the Company’s Chief Executive Officers, Chief Financial Officer and Chief Legal Officer, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†*	Share Purchase Agreement, dated as of October 31, 2024, by and among Ryan D. Faber, Jesse J. Leimbgruber, John C. Backus III and Alain P. Meier, as the voting members of Bloom HoldCo LLC, a Delaware limited liability company, Ryan D. Faber, as the Sellers’ Representative, and Virtual Assets Lab AG, a Swiss company limited by shares.
10.2†*	Contingent Consideration Side Letter, dated as of October 31, 2024, by and among Ryan D. Faber, Jesse J. Leimbgruber, John C. Backus III, Alain P. Meier, Ryan D. Faber, as Sellers’ Representative, and Virtual Assets Lab AG, a Swiss company limited by shares.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†	The schedules and other similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bloom HoldCo LLC

Dated: November 7, 2024	By:	/s/ Ryan D. Faber
Chief Executive Officer

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